EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Daniel B. Kim the undersigned?s true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for the undersigned and in the undersigned?s name, place and stead, in any and all capacities, to:

(1) as it pertains to the undersigned?s beneficial ownership
(including any changes thereto) of any securities of Beckman Coulter, Inc. (the ?Company?), execute for and on behalf of the undersigned any and all Forms ID and any and allForms 3, 4, and 5 in accordance with, or as may be required by,
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any and all such Forms ID, 3, 4, and 5 and to file any and all such forms with the United States Securities and Exchange Commission and the New York Stock Exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that,in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of,or legally required by the undersigned, it being understood that the documents executedby such attorney-in-fact on behalf of the undersigned pursuant to thisPower of Attorney shall be in such form and shall contain such terms and conditionsas such attorney-in-fact may approve in such attorney-in-fact'sdiscretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,as fully to all intents and purposes as the undersigned might or could do if personally present,with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoingattorney-in-fact, in serving in such capacity at the request of the undersigned,are not assuming, nor is the Company assuming, any of the undersigned's responsibilitiesto comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executedas of this 31 day of August, 2010.

						Signature
						/S/ Arnold A. Pinkston

                                                Arnold A. Pinkston